UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2016

FRANKLIN FINANCIAL NETWORK, INC.

(Exact name of registrant as specified in charter)

Tennessee	001-36895	20-8839445
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

722 Columbia Avenue, Franklin, Tennessee 37064

(Address of Principal Executive Offices)

615-236-2265

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Underwriting Agreement

On March 29, 2016, Franklin Financial Network, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein (the “Underwriters”) with respect to the Company’s issuance and sale of $40,000,000 aggregate principal amount of Fixed-to-Floating Rate Subordinated Notes due 2026 (the “Notes”). Settlement for the offering of the Notes occurred on March 31, 2016. The net proceeds from the offering of the Notes will be used, in part, to pay down a line of credit, which the Company used on March 25, 2016 to redeem 10,000 outstanding shares of Senior Non-Cumulative Perpetual Preferred Stock, Series A, issued to the United States Treasury pursuant to the Company’s participation in the Small Business Lending Fund program. The Company will use the remainder of the net proceeds for general corporate purposes.

The sale of the Notes was made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-208578) (the “Registration Statement”), including a prospectus supplement dated March 29, 2016 (the “Prospectus Supplement”) to the prospectus contained therein dated December 23, 2015, filed by the Company with the Securities and Exchange Commission (the “Commission”).

The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Notes, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

In addition, certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking, commercial banking and other services for the Company for which they received or will receive customary fees and expenses. The Underwriters and their respective affiliates may also, from time to time, enter into arm’s-length transactions with the Company in the ordinary course of their business.

Indenture and First Supplemental Indenture

On March 31, 2016, the Company completed the public offering of the Notes. The Notes have been registered under the Securities Act of 1933, as amended, pursuant to the Registration Statement, as supplemented by the Prospectus Supplement.

The Notes were issued pursuant to an indenture (the “Indenture”) dated as of March 31, 2016 between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of March 31, 2016, between the Company and the Trustee (the “First Supplemental Indenture”). The Indenture, as amended and supplemented by the First Supplemental Indenture, governs the terms of the Notes and provides that the Notes are unsecured, subordinated debt obligations of the Company and will mature on March 30, 2026. From and including the date of issuance, to but excluding March 30, 2021, the Notes will bear interest at an initial rate of 6.875% per annum. From and including March 30, 2021 and thereafter, the Notes will bear interest at a floating rate equal to 3-month LIBOR as calculated on each applicable date of determination, plus a spread of 5.636%.

The foregoing descriptions of the Underwriting Agreement, the Indenture, the First Supplemental Indenture and the Notes in this Current Report on Form 8-K are summaries and are qualified in their entirety by the terms of the Underwriting Agreement, the Indenture, the First Supplemental Indenture and

the Notes. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. A copy of the Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. A copy of the First Supplemental Indenture is attached hereto as Exhibit 4.2 and is incorporated herein by reference. A copy of the form of the Notes is included as part of Exhibit 4.2 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation of the Company.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

See Exhibit Index immediately following signature page.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2016	FRANKLIN FINANCIAL NETWORK, INC.

	By:	/s/ Sally P. Kimble
Sally P. Kimble
Executive Vice President, Chief Financial Officer and Chief Administrative Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 29, 2016, by and between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein.

4.1	Indenture, dated March 31, 2016, by and between the Company and U.S. Bank National Association, as Trustee.

4.2	First Supplemental Indenture, dated March 31, 2016, by and between the Company and U.S. Bank National Association, as Trustee.

4.3	Global Note representing the Company’s Fixed-to-Floating Rate Subordinated Notes due 2026 (included in Exhibit 4.2).

5.1	Opinion of Baker, Donelson, Bearman, Caldwell and Berkowitz, P.C. regarding the legality of the Notes.

23.1	Consent of Baker, Donelson, Bearman, Caldwell and Berkowitz, P.C. (included as part of Exhibit 5.1).